Exhibit 99.1
Dollar Tree, Inc. Reports Results for the Third Quarter Fiscal 2023

•Same-Store Net Sales: Dollar Tree +5.4%; Family Dollar +2.0%; Enterprise +3.9%
•Comparable Transaction Count: Dollar Tree +7.0%; Family Dollar +1.4%
•Diluted Earnings per Share (EPS) $0.97, Including $0.05 of Costs Related to a Voluntary Retail-Level Product Recall in the Family Dollar Segment
•Fiscal 2023 Net Sales Outlook Range to $30.5 Billion to $30.7 Billion
•Fiscal 2023 Diluted EPS Outlook Range to $5.81 to $6.01, Including $0.12 per Share Legal Reserve from Q1 2023

CHESAPEAKE, Va.--November 29, 2023--Dollar Tree, Inc. (NASDAQ: DLTR) today reported financial results for its third quarter ended October 28, 2023.

“Our third-quarter results were within our expectations thanks to continued execution across all aspects of our business transformation,” said Rick Dreiling, Chairman and Chief Executive Officer. “In a challenging environment, our performance was among the best in retail as we continue to grow traffic, unit, and sales per square foot.”

“We are pleased with our top-line performance in the third quarter. Overall, we generated five percent more gross profit dollars than last year as consumers continue to respond positively to our growth initiatives,” stated Jeff Davis, Chief Financial Officer.

Additional Business Highlights

•Opened 197 new stores
•Expanded multi-price Plus offering to 870 additional Dollar Tree stores
•Added $3, $4, and $5 frozen and refrigerated items to 920 additional Dollar Tree stores
•Net cash provided by operating activities increased $292.3 million compared to Q3 2022
•Increased free cash flow by $142.1 million compared to Q3 2022

Third Quarter 2023 Key Operating Results
(Compared to same period fiscal 2022)	Q3 Fiscal 2023	Change	YTD Fiscal 2023	Change

Consolidated Net Sales	$7.31B	5.4%	$21.9B	6.5%

Same-Store Net Sales Growth:
Dollar Tree Segment	5.4%		5.6%
Family Dollar Segment	2.0%		4.8%
Enterprise	3.9%		5.2%

Operating Income	$301.7M	(20.9%)	$1.01B	(37.6%)
Diluted EPS	$0.97	(19.2%)	$3.23	(37.5%)

Adjusted Operating Income[1]	-	-	$1.04B	(35.8%)
Adjusted Diluted EPS[1]	-	-	$3.35	(35.2%)
[1]Adjustment is due to a $30 million accrual in Q1 FY 2023 related to previously disclosed legal proceedings associated with our West Memphis, Arkansas distribution center. See “Use of Non-GAAP Financial Measures” below.

Third Quarter Results

Unless otherwise noted, all comparisons are between the 13 weeks ended October 28, 2023, and the 13 weeks ended October 29, 2022.

Consolidated net sales increased 5.4% to $7.31 billion. Enterprise same-store net sales increased 3.9%, driven by a 4.7% increase in traffic, partially offset by a 0.8% decline in average ticket. Dollar Tree same-store net sales increased 5.4%, driven by a 7.0% increase in traffic, partially offset by a 1.5% decline in average ticket. Family Dollar’s 2.0% same-store net sales increase was comprised of a 1.4% increase in traffic and a 0.7% increase in average ticket.

Gross profit increased 4.9% to $2.17 billion and gross margin declined 20 basis points to 29.7%. The gross margin decline was driven by unfavorable sales mix, elevated shrink, product cost inflation, the product recall, and wage investments in distribution center payroll, partially offset by lower freight.

Selling, general and administrative expenses were 25.7% of total revenue, compared to 24.4%. The increase was primarily due to labor investments in store and field payroll, higher information technology system costs, investments in repairs and maintenance, higher utility costs, and depreciation and amortization, partially offset by sales leverage.

Operating income was $301.7 million and operating margin was 4.1%.

The Company’s effective tax rate was 21.8%, compared to 23.4%.

Net income was $212.0 million and diluted EPS was $0.97.

The Company repurchased 2,176,886 shares for $252.3 million, including applicable excise tax.

Year-to-Date Results

Unless otherwise noted, all comparisons are between the 39 weeks ended October 28, 2023, and the 39 weeks ended October 29, 2022.

Consolidated net sales increased 6.5% to $21.9 billion. Enterprise same-store net sales increased 5.2%. Dollar Tree same-store net sales increased 5.6%, driven by a 7.5% increase in traffic, partially offset by a 1.8% decline in average ticket. Family Dollar’s 4.8% same-store net sales increase was comprised of a 3.0% increase in traffic along with a 1.7% increase in average ticket.

Gross profit was flat at $6.5 billion and gross margin declined 190 basis points to 29.8%.

Selling, general and administrative expenses were 25.2% of total revenue, compared to 23.9%.

Operating income was $1.0 billion and operating income margin was 4.6%.

The Company’s effective tax rate was 23.4% compared to 23.5%.

Net income was $711.4 million and diluted EPS was $3.23.

The Company repurchased 3,905,599 shares for $504.3 million, including applicable excise tax.

Portfolio Optimization Review

The company has initiated a comprehensive review of its Family Dollar portfolio to address stores that are not aligned with its transformative vision for the company.

Updated Fiscal 2023 Outlook

“Our full-year 2023 diluted EPS outlook incorporates our third quarter results and fourth quarter expectations that are consistent with those contained in our previous earnings update. Our current outlook takes into consideration several factors including continuing strength at the Dollar Tree banner, incremental freight savings, softer demand from low-income households, and a continuation of the shrink and sales mix headwinds we have seen throughout the year. It excludes any potential impact from the Family Dollar portfolio review,” Davis added.

Fiscal 2023 Outlook

Consolidated net sales for full-year fiscal 2023 are now expected to range from $30.5 billion to $30.7 billion. The Company expects to deliver a mid-single-digit comparable store net sales increase for the year, comprised of a mid-single-digit increase in the Dollar Tree segment and a low-single-digit increase in the Family Dollar segment. Selling square footage is expected to grow by 3.0% to 3.5% for the year. Diluted EPS is expected to range from $5.81 to $6.01, including the $0.12 charge for the legal reserve taken in the first quarter and the impact of the 53rd week in fiscal 2023.

Fourth Quarter 2023 Outlook

The Company expects consolidated net sales for the fourth quarter will range from $8.6 billion to $8.8 billion, based on a low-single-digit increase in same-store sales for the enterprise, a mid-single-digit increase for the Dollar Tree segment, and a decrease of 1.0% to an increase of 1.0% for the Family Dollar segment. Diluted EPS for the quarter is estimated to be in the range of $2.58 to $2.78.

While share repurchases are not included in the outlook, the Company had $1.35 billion remaining under its share repurchase authorization as of October 28, 2023.

Conference Call Information

On Wednesday, November 29, 2023, the Company will host a conference call to discuss its earnings results at 8:00 a.m. Eastern Time. The telephone number for the call is 877-407-3943. A recorded version of the call will be available for seven days after the call and may be accessed by dialing 877-660-6853. The access code is 13742521. A webcast of the call is also accessible through Dollar Tree's website.

Supplemental financial information for the third quarter is available on the Investor Relations portion of the Company’s website, at www.Corporate.DollarTree.com/Investors.

Dollar Tree, a Fortune 200 Company, operated 16,622 stores across 48 states and five Canadian provinces as of October 28, 2023. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). From time-to-time, the Company supplements the reporting of its financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial measures included in this press release are adjusted operating income, adjusted diluted earnings per share (EPS), adjusted net income, and adjusted operating income (Family Dollar segment), each of which excludes the impact of a $30 million accrual related to previously disclosed legal proceedings associated with our West Memphis, Arkansas distribution center, and free cash flow.

A reconciliation of the non-GAAP financial measures to the corresponding amounts prepared in accordance with GAAP appears in the table “Reconciliation of Non-GAAP Financial Measures” below. The table provides additional information regarding the adjusted measures.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2023, including without limitation our expectations regarding net sales, comparable store sales and diluted earnings per share for the fourth fiscal quarter and full fiscal year 2023, and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2023; our selling square footage for fiscal 2023; our plans and expectations regarding our business, including the impact of various initiatives, investments, and reviews on the company’s performance and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 10, 2023, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. In addition, we can provide no assurances that we will not be required to accrue additional amounts in future periods with respect to legal proceedings related to our West Memphis, Arkansas distribution center. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Robert A. LaFleur, 757-991-5645
Senior Vice President, Investor Relations
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
Condensed Consolidated Income Statements
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Revenues
Net sales	$7,309.1	$6,936.6	$21,948.7	$20,602.0
Other revenue	5.7	3.3	15.2	9.0
Total revenue	7,314.8	6,939.9	21,963.9	20,611.0
Expenses
Cost of sales	5,136.1	4,865.1	15,410.6	14,065.6
Selling, general and administrative expenses	1,877.0	1,693.5	5,544.1	4,927.2
Operating income	301.7	381.3	1,009.2	1,618.2
Interest expense, net	30.4	32.7	80.5	97.3
Other expense, net	0.2	0.2	0.2	0.3
Income before income taxes	271.1	348.4	928.5	1,520.6
Provision for income taxes	59.1	81.5	217.1	357.4
Net income	$212.0	$266.9	$711.4	$1,163.2
Net earnings per share:
Basic	$0.97	$1.20	$3.23	$5.20
Weighted average number of shares	218.9	222.2	220.0	223.9

Diluted	$0.97	$1.20	$3.23	$5.17
Weighted average number of shares	219.2	223.0	220.5	224.8

SG&A expenses as percentage of total revenue	25.7%	24.4%	25.2%	23.9%
Operating income margin	4.1%	5.5%	4.6%	7.9%
Income before income taxes as percentage of total revenue	3.7%	5.0%	4.2%	7.4%
Effective tax rate	21.8%	23.4%	23.4%	23.5%
Net income margin	2.9%	3.8%	3.2%	5.6%

DOLLAR TREE, INC.
Segment Information
(In millions, except store count)
(Unaudited)

	13 Weeks Ended				39 Weeks Ended
	October 28, 2023		October 29, 2022		October 28, 2023		October 29, 2022
Net sales:
Dollar Tree	$4,003.8		$3,756.1		$11,808.9		$11,109.0
Family Dollar	3,305.3		3,180.5		10,139.8		9,493.0
Total net sales	$7,309.1		$6,936.6		$21,948.7		$20,602.0

Gross profit:
Dollar Tree	$1,393.8	34.8%	$1,328.3	35.4%	$4,075.7	34.5%	$4,197.9	37.8%
Family Dollar	779.2	23.6%	743.2	23.4%	2,462.4	24.3%	2,338.5	24.6%
Total gross profit	$2,173.0	29.7%	$2,071.5	29.9%	$6,538.1	29.8%	$6,536.4	31.7%

Operating income (loss):
Dollar Tree	$482.7	12.1%	$499.7	13.3%	$1,416.2	12.0%	$1,814.7	16.3%
Family Dollar	(66.3)	(2.0%)	(18.4)	(0.6%)	(45.7)	(0.5%)	126.1	1.3%
Corporate, support and other	(114.7)	(1.6%)	(100.0)	(1.4%)	(361.3)	(1.6%)	(322.6)	(1.6%)
Total operating income	$301.7	4.1%	$381.3	5.5%	$1,009.2	4.6%	$1,618.2	7.9%

DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	October 28, 2023	January 28, 2023	October 29, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$444.6	$642.8	$439.0
Merchandise inventories	5,515.1	5,449.3	5,657.7
Other current assets	342.4	275.0	349.9
Total current assets	6,302.1	6,367.1	6,446.6

Restricted cash	71.0	68.5	67.9
Property, plant and equipment, net	5,714.6	4,972.2	4,823.9
Operating lease right-of-use assets	6,767.9	6,458.0	6,413.3
Goodwill	1,981.9	1,983.1	1,982.4
Trade name intangible asset	3,100.0	3,100.0	3,100.0
Deferred tax asset	11.1	15.0	15.7
Other assets	82.6	58.2	59.7
Total assets	$24,031.2	$23,022.1	$22,909.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$229.6	$—	$350.0
Current portion of operating lease liabilities	1,493.7	1,449.6	1,426.7
Accounts payable	1,857.0	1,899.8	1,864.2
Income taxes payable	—	58.1	—
Other current liabilities	1,067.6	817.7	1,042.2
Total current liabilities	4,647.9	4,225.2	4,683.1
Long-term debt, net	3,425.1	3,421.6	3,420.4
Operating lease liabilities, long-term	5,539.9	5,255.3	5,155.9
Deferred income taxes, net	1,165.3	1,105.7	1,101.1
Income taxes payable, long-term	19.7	17.4	22.0
Other liabilities	235.1	245.4	251.7
Total liabilities	15,033.0	14,270.6	14,634.2
Shareholders' equity	8,998.2	8,751.5	8,275.3
Total liabilities and shareholders' equity	$24,031.2	$23,022.1	$22,909.5
The January 28, 2023 information was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	39 Weeks Ended
	October 28, 2023	October 29, 2022
Cash flows from operating activities:
Net income	$711.4	$1,163.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	614.8	571.4
Provision for deferred income taxes	63.1	117.4
Stock-based compensation expense	76.4	90.8
Amortization of debt discount and debt-issuance costs	4.0	3.4
Other non-cash adjustments to net income	43.1	26.4

Changes in operating assets and liabilities	(83.2)	(1,238.5)
Total adjustments	718.2	(429.1)
Net cash provided by operating activities	1,429.6	734.1

Cash flows from investing activities:
Capital expenditures	(1,317.2)	(920.8)
Payments for fixed asset disposition	(5.1)	(5.1)
Net cash used in investing activities	(1,322.3)	(925.9)

Cash flows from financing activities:
Proceeds from revolving credit facility	—	440.0
Repayments of revolving credit facility	—	(90.0)
Net proceeds from commercial paper notes	229.1	—
Proceeds from stock issued pursuant to stock-based compensation plans	7.6	7.1
Cash paid for taxes on exercises/vesting of stock-based compensation	(38.6)	(47.4)
Payments for repurchase of stock	(500.0)	(647.5)
Net cash used in financing activities	(301.9)	(337.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.1)	(1.8)
Net decrease in cash, cash equivalents and restricted cash	(195.7)	(531.4)
Cash, cash equivalents and restricted cash at beginning of period	711.3	1,038.3
Cash, cash equivalents and restricted cash at end of period	$515.6	$506.9

DOLLAR TREE, INC.
Segment Information
(In millions, except store count)
(Unaudited)

	13 Weeks Ended
	October 28, 2023			October 29, 2022
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	8,177	8,299	16,476	8,103	8,128	16,231
New stores	107	90	197	23	79	102
Re-bannered stores (a)	1	(9)	(8)	—	1	1
Closings	(13)	(30)	(43)	(12)	(29)	(41)
Ending	8,272	8,350	16,622	8,114	8,179	16,293
Selling Square Footage (in millions)	71.9	63.4	135.3	70.3	61.1	131.4
Growth Rate (Square Footage)	2.3%	3.8%	3.0%	1.7%	3.9%	2.7%

	39 Weeks Ended
	October 28, 2023			October 29, 2022
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	8,134	8,206	16,340	8,061	8,016	16,077
New stores	187	235	422	97	244	341
Re-bannered stores (a)	5	(10)	(5)	(5)	8	3
Closings	(54)	(81)	(135)	(39)	(89)	(128)
Ending	8,272	8,350	16,622	8,114	8,179	16,293
Selling Square Footage (in millions)	71.9	63.4	135.3	70.3	61.1	131.4
Growth Rate (Square Footage)	2.3%	3.8%	3.0%	1.7%	3.9%	2.7%
(a) Stores are included as re-banners when they close or open, respectively.

	52 Weeks Ended
	October 28, 2023			October 29, 2022
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Sales per Square Foot (b)	$227	$218	$222	$216	$211	$213
(b) Sales per square foot is calculated based on total net sales for the reporting period divided by the average selling square footage during the period.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

From time-to-time, the Company discloses certain financial measures not derived in accordance with GAAP. These non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purposes of analyzing operating performance, financial position, liquidity, or cash flows. The non-GAAP financial measures we have disclosed include adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted operating income – Family Dollar, and free cash flow. The Company believes providing additional information in the form of adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted operating income – Family Dollar that exclude the unusual expenses described below is beneficial to the users of its financial statements in evaluating the Company's current operating results in relation to past periods. In addition, the Company's debt covenants exclude the impact of certain unusual expenses. The Company has included a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures in the following tables.

In the first quarter of 2023, the Company recorded a $30.0 million charge to its legal reserve for DC 202-related matters.

In addition, the Company discloses free cash flow, a non-GAAP financial measure that we calculate as net cash provided by operating activities less capital expenditures. The Company believes free cash flow is an important indicator of our liquidity as it measures the amount of cash we generate from our business operations. Free cash flow may not represent the amount of cash flow available for general discretionary use, because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations. The Company has included a reconciliation of free cash flow to the most comparable GAAP measures in the following tables.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS)	13 Weeks Ended		39 Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net income (GAAP)	$212.0	$266.9	$711.4	$1,163.2
SG&A adjustments:
Legal reserve	—	—	30.0	—
Total adjustments	—	—	30.0	—
Provision for income taxes on adjustments	—	—	(3.9)	—
Adjusted net income (Non-GAAP)	$212.0	$266.9	$737.5	$1,163.2
Diluted earnings per share (GAAP)	$0.97	$1.20	$3.23	$5.17
Adjustments, net of tax	—	—	0.12	—
Adjusted diluted EPS (Non-GAAP)	$0.97	$1.20	$3.35	$5.17

Reconciliation of Adjusted Operating Income	13 Weeks Ended		39 Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Operating income (GAAP)	$301.7	$381.3	$1,009.2	$1,618.2
SG&A adjustments:
Legal reserve	—	—	30.0	—
Total adjustments	—	—	30.0	—
Adjusted operating income (Non-GAAP)	$301.7	$381.3	$1,039.2	$1,618.2

Reconciliation of Adjusted Operating Income - Family Dollar Segment	13 Weeks Ended		39 Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Operating income (GAAP)	$(66.3)	$(18.4)	$(45.7)	$126.1
SG&A adjustments:
Legal reserve	—	—	30.0	—
Total adjustments	—	—	30.0	—
Adjusted operating income (Non-GAAP)	$(66.3)	$(18.4)	$(15.7)	$126.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	13 Weeks Ended		39 Weeks Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net cash provided by operating activities (GAAP)	$505.8	$213.5	$1,429.6	$734.1
Deduct:
Capital expenditures	(541.4)	(391.2)	(1,317.2)	(920.8)
Free cash flow (Non-GAAP)	$(35.6)	$(177.7)	$112.4	$(186.7)

Net cash used in investing activities (GAAP) (c)	$(541.3)	$(392.5)	$(1,322.3)	$(925.9)
Net cash used in financing activities (GAAP)	(29.7)	(54.5)	(301.9)	(337.8)
(c) Net cash used in investing activities includes capital expenditures, which is included in our computation of free cash flow.